UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2008

W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico	00680
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (787) 834-8000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.
As previously reported on February 5, 2008, W Holding Company, Inc. (“W Holding” or the “Company”), the financial holding company of Westernbank Puerto Rico (“Westernbank”), determined that the financial statements of the Company for the year ended December 31, 2006 and for the quarters ended September 30, 2006 and March 31, 2007, would need to be restated for the correction of an error to recognize the impact of adjustments resulting from the Inyx loan impairment over such periods.
The Company also determined at that time that (i) the previously filed annual consolidated financial statements of the Company for the year ended December 31, 2006 included in the Company’s annual report on Form 10-K for the year ended December 31, 2006; (ii) the related reports of its independent registered public accountants; and (iii) the interim condensed consolidated financial statements for the quarters ended September 30, 2006 and March 31, 2007 included in the Company’s quarterly reports on Forms 10-Q, should no longer be relied upon.
In connection with its continuing analysis of matters related to the Inyx loan impairment and the restatements described above, on August 22, 2008, the Company concluded, and the Audit Committee approved, that: (i) the previously filed annual consolidated financial statements of the Company for the year ended December 31, 2005; (ii) the related reports of its independent registered public accountants; and (iii) the interim condensed consolidated financial statements for the quarters ended March 31, 2006 and June 30, 2006 included in the Company’s quarterly reports on Forms 10-Q, should no longer be relied upon.
The Company’s management has discussed these matters with Deloitte & Touche LLP, the Company’s independent registered public accountant.
The Company continues to work expeditiously toward the completion of the restatement process and the issuance of its consolidated financial statements for the year ended December 31, 2007. At this time the Company is unable to estimate when the process will be completed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)
/s/ Freddy Maldonado
Name:	Freddy Maldonado
Title:	Chief Financial Officer

Date: August 28, 2008